UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2013

Dana Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-1063	26-1531856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3939 Technology Drive,

Maumee, Ohio 43537

(Address of principal executive offices) (Zip Code)

(419) 887-3000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 28, 2013, Dana Holding Corporation (“Dana”) entered into a stock repurchase agreement (the “Stock Repurchase Agreement”) with Centerbridge Capital Partners, L.P. and certain of its affiliates (collectively, “Centerbridge”), pursuant to which Dana agreed to purchase from Centerbridge all 2,500,000 shares of the issued and outstanding 4.0% Series A Convertible Preferred Stock for an aggregate purchase price of approximately $471.5 million, plus accrued and unpaid dividends through the closing date. Dana’s obligation to repurchase the Series A Preferred Stock is subject to the condition that it has received proceeds from the issuance of new senior notes in an aggregate principal amount of not less than $600 million. The closing of the repurchase of the Series A Preferred Stock is expected to occur concurrently with the closing of its announced senior notes offering.

The above summary is not complete and is qualified in its entirety by reference to the Stock Repurchase Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Dana issued a press release announcing the agreement with Centerbridge to repurchase the Series A Preferred Stock, a copy of which is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01	Other Events.

Senior Notes Offering

On July 30, 2013, Dana announced the commencement of a registered public offering of $600 million aggregate principal amount of senior unsecured notes.

Dana issued a press release in connection with the commencement of the offering, a copy of which is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following items are filed with this report.

Exhibit No.	Description

10.1	Stock Repurchase Agreement, dated July 28, 2013, among Dana Holding Corporation, Centerbridge Capital Partners, L.P., Centerbridge Capital Partners Strategic, L.P., Centerbridge Capital Partners B, Co-Investment, L.P. and Centerbridge Capital Partners SBS, L.P.

99.1	Press release dated July 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 30th day of July, 2013.

DANA HOLDING CORPORATION

By:	/s/ Marc S. Levin
Marc S. Levin Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Stock Repurchase Agreement, dated July 28, 2013, among Dana Holding Corporation, Centerbridge Capital Partners, L.P., Centerbridge Capital Partners Strategic, L.P., Centerbridge Capital Partners B, Co-Investment, L.P. and Centerbridge Capital Partners SBS, L.P.

99.1	Press release dated July 30, 2013.